EXHIBIT 10.6E

FIFTH AMENDMENT to LEASE AGREEMENT DATED

DECEMBER 31, 2001

[Canopy Properties, Inc. / Altiris, Inc.]

This FIFTH AMENDMENT is entered into as of the twenty-third (23rd) day of January, 2004 between Canopy Properties, Inc. (“Landlord”) and Altiris, Inc. (“Tenant”).

Whereas Landlord and Tenant entered into a Lease dated December 31, 2001, first amended 12 September 2002, and again 31 March 2003, 21 May 2003, and 31 Oct 2003, for the purpose of increasing the premises, Landlord and Tenant hereby agree to further amend the Lease as follows:

1.1 Effective January 23, 2004, Tenant hereby surrenders to Landlord, and Landlord hereby accepts back from Tenant approximately 7,200 rentable square feet of additional space (Additional Premises, Phase 2 of the Second Amendment to the Lease) identified as Suite 200, situated on the second floor of the Canopy Building III, located at 588 West 400 South, Lindon, Utah.

1.2 Effective January 23, 2004, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 8,103 rentable square feet of additional space (Additional Premises) identified as Suite 130, situated on the first floor of the Canopy Building III and represented on the attached drawing, Exhibit A, located at 588 West 400 South, Lindon, Utah, bringing the approximate total lease space to 63,139 rentable square feet.

1.3 For purposes of clarification, the CPI escalation rate for base rent is hereby determined to be the CPI-U rate, Annualized and made public in early January of each year, as published on the Bureau of Labor Statistics internet web page.

1.4 The Additional Premises in Paragraph 1.2 of this Amendment, shall be leased at the rate of $145,063.96, operating expenses as outlined in Paragraph 29 of the Lease included, except for the direct electrical costs associated with the Computer Lab area located in the center of the Additional Premises, which shall be separately metered and billed extra as an additional rent; the base rent escalating at the Bureau of Labor Statistics published CPI-U rate each remaining year of the term.

1.5 Upon this effective date, the total annual rent for the Leased Premises shall be increased from $1,179,573.71, which includes the January 2004 CPI adjustment, to $1,195,739.64, for a net monthly increase of $1,347.16.

1.6 Tenant’s percentage share of operating cost at this effective date will be increased from 70.62% to 71.65%.

2.1 Effective the earlier of: (i) January 1, 2005, or (ii) upon completion of mutually agreed to Tenant Improvements (generally represented in the attached Exhibit B), or (iii) upon occupancy by Tenant should that occur first, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 7,200 rentable square feet of additional space (Additional Premises, Phase 2) identified as Suite 200, situated on the second floor of the Canopy Building III, located at 588 West 400 South, Lindon, Utah, bringing the approximate total lease space to 70,339 rentable square feet.

2.2 These Additional Premises, Phase 2, shall be leased at the rate of $128,898.00 if effective before January 1, 2005, or if on or after January 1, 2005, at $128,898.00 plus the 2004 CPI-U adjustment; operating expenses as outlined in Paragraph 29 of the Lease included, subsequently escalating at the Bureau of Labor Statistics published CPI-U rate each remaining year of the term.

2.3 Upon this effective date, the total annual rent for the Premises shall be adjusted by at least $128,898.00 to $1,324,637.64, for a net monthly increase of $10,741.50, plus the 2005 CPI-U adjustment, if applicable.

2.4 Tenant’s percentage share of operating cost at this effective date will be increased from 70.62 % to 79.82%.

2.5 In the event that Landlord has a firm offer to lease the Additional Premises, Phase 2, referred to in Paragraph 2.1 of this Lease Amendment prior to September 1, 2004, Landlord will first offer the space to Tenant under terms consistent with paragraph 2.2. Tenant shall have ten (10) business days from notice of the offer to accept said offer to lease the space at that time. If Tenant does not accept the offer at that time, Landlord shall be free to lease said Additional Premises to a Third Party through November 30, 2004.

All other terms, conditions and provisions of said Lease, including the ending date of the initial term of the Lease, shall remain in full force and effect.

LANDLORD:		TENANT:
Canopy Properties, Inc.		Altiris, Inc.

By:	/s/ Boyd Worthington	By:	/s/ Stephen C. Erickson
Its:	VP, Real Estate Development	Its:	VP & Chief Financial Officer